Exhibit 99.1

BioTime Publishes Paper Describing First Complete Sequencing of the Nuclear DNA of Five Clinical-Grade Human Embryonic Stem Cell Lines

Study shows normal gene content of the cells and potential suitability for use in the manufacture of human therapeutics

ALAMEDA, Calif.--(BUSINESS WIRE)--October 13, 2011--BioTime, Inc. (NYSE Amex:BTX) announced today the publication in the peer-reviewed journal Stem Cell Research of the complete genome sequence analysis of five clinical-grade human embryonic stem cell lines. “Evaluating the Genomic and Sequence Integrity of Human ES Cell Lines: Comparison to Normal Genomes” is the first such analysis of the entire genome of human embryonic stem cell lines and further establishes BioTime’s lead in developing fully characterized cell lines intended for use in the manufacture of therapeutics. The report documents aspects of the sequences of BioTime’s ESI embryonic stem cell lines, analyzes several key features that can affect transplantation (blood type, telomere length, and tissue compatibility), and details methods to ensure the genomic and genetic integrity of these lines and products derived from them. The paper includes co-authors from Complete Genomics, Inc., which collaborated in the whole genome sequencing for the project, and Cell Line Genetics, Inc., a full-service company providing cytogenetic testing. The publication is available online as an accepted article in press in the journal Stem Cell Research.

“The complete genome sequencing of our ESI human embryonic stem cell lines is an important step in defining the quality of these products and their suitability for clinical applications,” stated Walter Funk, Ph.D., Vice President of Stem Cell Research at BioTime, Inc. and the report’s lead author. “These sequenced clinical-grade cell lines can be used to generate cellular therapeutic products with a level of quality unsurpassed in the industry.”

“The public release of complete DNA sequence information on these human embryonic stem cell lines, combined with their eligibility for NIH funding, and their use by researchers at California universities, is part of our strategy to set these cells as the standard for the industrial manufacture of stem cell-based products,” said Michael D. West, Ph.D., President and CEO of BioTime and the report’s senior author. “We are making these data available to the public, allowing all researchers to review important genetic features of these lines - including disease gene status and transplantation antigens - in order to accelerate the potential development of new human therapeutic products.”

Background

Regenerative medicine refers to the development and use of therapies based on human embryonic stem (hES) cell or induced pluripotent stem (iPS) cell technology. The great scientific and public interest in regenerative medicine lies in the potential of these cells to become all of the cell types of the human body. Many scientists therefore believe that these new stem cells have considerable potential as sources of new therapies for a host of currently incurable diseases such as diabetes, Parkinson’s disease, heart failure, arthritis, muscular dystrophy, spinal cord injury, macular degeneration, hearing loss, liver failure, and many other disorders in which cells and tissues become dysfunctional and need to be replaced.

Like the genomes of all human cells, those of hES cells may contain variants and mutations that can cause disease or affect the propensity to develop disease. For example, variance in a gene called APOE can lead to early-onset Alzheimer’s disease in some individuals who inherit the gene. Similarly, silent copies of genetic disease mutations, such those in the CFTR gene that cause cystic fibrosis, are relatively common in the general population. Complete genome sequencing allows for the review of the integrity of these important gene classes, which increases the probability that the cells intended for human transplantation will be healthy and not carry these deleterious mutations. BioTime believes that a thorough screen of the genomes of cell products will likely become a required quality control process in the development of cellular therapeutics.

In 2010, BioTime acquired ES Cell International Pte. Ltd. (ESI), a company that previously had derived the world’s first hES cell lines under the principles of “Current Good Manufacturing Practice” or “cGMP.” Through an agreement with the California Institute for Regenerative Medicine, BioTime has provided research-grade versions of the cell lines to California-based researchers for potential use in therapeutic product development. BioTime will now make the complete DNA sequence information for these lines available to researchers at the company’s website, www.biotimeinc.com. All of the ESI cell lines have also been approved by the Stem Cell Registry at the National Institutes of Health and are therefore eligible for use in federally funded research.

Authors of the report from BioTime (Alameda, CA) are Walter Funk, Janani Sampathkumar, Elen Rosler, Daniel Steiger, Nadia Sheibani, Markus Lacher, Karen Chapman, and Michael West. Authors from The Ernest Gallo Clinic and Research Center (Emeryville, CA) are Ivan Labat and Birgit Stache-Crain. Authors from The University of California at San Francisco (San Francisco, CA) are Pierre-Antoine Gourraud and Jorge Oxenberg. Authors from Cell Line Genetics, Inc. (Madison, WI) are Julie Johnson and Lorraine Meisner. Authors from Yonsei University (Seoul, South Korea) are Myung Jin Park and Kyoung-Jin Shin. The author Rade Drmanac is from Complete Genomics, Inc. (Mountain View, CA).

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390 ext. 367
Chief Financial Officer
or
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com